Exhibit 99.1

For Immediate Release

ENERGYSOLUTIONS, INC. ANNOUNCES AMENDMENT TO EXISTING CREDIT FACILITIES AND PROPOSED REFINANCING

Salt Lake City, Utah, — July 13, 2010 — EnergySolutions, Inc. (NYSE: ES) today announced that it has entered into an amendment to its existing credit facilities, which consist of a revolving credit facility, a first-lien term loan facility and a synthetic letter of credit facility.  Although EnergySolutions is still in the process of preparing its financial results for the quarter ended June 30, 2010, it has entered into this amendment to ensure that it remains in compliance with the financial covenants in the credit facilities.

As a result of the amendment, EnergySolutions expects the interest rate on outstanding borrowings under the credit facilities to increase by approximately 2%.  The lenders under the credit facilities strongly supported the amendment, which includes a waiver of the requirement not to exceed a maximum first-lien leverage ratio for the quarter ended June 30, 2010.  EnergySolutions incurred fees of approximately $2.2 million, which will be amortized over the expected remaining life of the facilities.

EnergySolutions also announced today that it intends to refinance its existing credit facilities with borrowings under a new senior secured credit facility and the proceeds of an offering of senior notes.  The new senior secured facility will include a term loan and a revolving credit facility.  A portion of the proceeds from the term loan will be held in a restricted cash account to provide for cash-collateralized letters of credit.  The refinancing is subject to market and other conditions, and there can be no assurances that these transactions will be consummated.

The senior notes will be sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.  The senior notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities that may be offered as part of the refinancing transactions, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

Forward Looking Statements

Statements in this press release contain forward-looking statements that involve risks and uncertainties related to effects of the amendment to the existing credit facilities and the intended refinancing of those facilities. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact.  Forward-looking statements are not guarantees of future performance and EnergySolutions’ actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that may cause future performance or actual results to differ from the expectations expressed or implied herein include, without limitation, the following:  changes in general economic conditions, which prevent or delay the refinancing transaction; volatility in the financial and credit markets; and unforeseen changes in economic, business, competitive, regulatory, technological, strategic or other circumstances that may prevent or delay the transaction.  EnergySolutions undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

For more information please contact Mark Walker at 801-649-2194 or mwalker@energysolutions.com

Or

John Rasmussen

jarasmussen@energysolutions.com

(801) 649-2000